UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

_______________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 24, 2009
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CPI INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51928	75-3142681
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

811 Hansen Way, Palo Alto, CA		94303-1110
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (650) 846-2900

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction  A.2.):
⁪      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁪      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁪      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

⁪      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))))

Item 5.02(e).  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendments to the CPI International, Inc. 2006 Equity and Performance Incentive Plan

On February 24, 2009, at the annual meeting of stockholders of CPI International, Inc. (the "Company"), the Company's stockholders approved amendments to the Company's 2006 Equity and Performance Incentive Plan, as amended (the "Plan").  The amendments increase by 1,400,000 the maximum number of shares of the Company's common stock, par value $0.01 per share, that may be issued or subject to awards under the Plan, and provide that future share-based awards (other than option and stock appreciation right awards) made under the Plan will count as two shares for purposes of determining whether the cap on the total number of shares issuable under the Plan has been exceeded.

The foregoing description of the amendments to the Plan does not purport to be a complete description of amendments to the Plan and is qualified in its entirety by reference to the full text of the Plan reflecting all amendments to date, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

10.1	2006 Equity and Performance Incentive Plan (Reflecting December 7, 2006, December 9, 2008 and February 24, 2009 Amendments)

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SIGNATURE

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CPI INTERNATIONAL, INC.
(Registrant)

Date: February 24, 2009                                                                                By:                      /s/ Joel A. Littman
Joel A. Littman
Chief Financial Officer

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